Exhibit 16

POWER OF ATTORNEY

The undersigned officer and/or director of BlackRock MuniAssets Fund, Inc. (“MUA”) and BlackRock Apex Municipal Fund, Inc. (“APX” and together with MUA, the “Funds”), each a Maryland corporation formed under the laws of the State of Maryland, does constitute and appoint Anne Ackerley, Neal Andrews, Brendan Kyne and Howard Surloff, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer and/or director, a Registration Statement on Form N-14 (the “Registration Statement”), including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings with federal, state or local authorities or any regulatory authorities or stock exchanges that may be deemed by the officers of the Funds to be necessary or desirable in connection with the transactions contemplated therein, such transactions including, but not limited to, the termination of APX’s registration under the Investment Company Act of 1940, as amended (the “1940 Act”), the delisting of APX’s securities from all stock exchanges and the dissolution of APX under applicable state law, and to file the same under the Securities Act of 1933, as amended, the 1940 Act, applicable state law or the rules of any regulatory authority or stock exchanges, or otherwise, with respect to the registration or offering of MUA’s shares of common stock, par value $0.10 per share and the completion of the other transactions contemplated by the Registration Statement and this Power of Attorney or necessary or incidental thereto; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 1st day of September, 2010.

/S/ ANNE F. ACKERLEY
Anne F. Ackerley President and Chief Executive Officer

/S/ NEAL J. ANDREWS
Neal J. Andrews Chief Financial Officer

/S/ RICHARD E. CAVANAGH
Richard E. Cavanagh Director

/S/ KAREN P. ROBARDS
Karen P. Robards Director

/S/ KATHLEEN F. FELDSTEIN
Kathleen F. Feldstein Director

/S/ FRANK J. FABOZZI
Frank J. Fabozzi Director

/S/ HENRY GABBAY
Henry Gabbay Director

/S/ RICHARD S. DAVIS
Richard S. Davis Director

/S/ R. GLENN HUBBARD
R. Glenn Hubbard Director

/S/ JAMES T. FLYNN
James T. Flynn Director

/S/ W. CARL KESTER
W. Carl Kester Director

/S/ JERROLD B. HARRIS
Jerrold B. Harris Director